Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Simone Souza

Synopsys, Inc.

650-584-6454

simone@synopsys.com

Synopsys Posts Financial Results for Fourth Quarter and Fiscal Year 2019

Q4 2019 Financial Highlights

•	Revenue: $851.1 million
•	GAAP earnings per share: $1.04
•	Non-GAAP earnings per share: $1.15

FY 2019 Financial Highlights

•	Revenue: $3.361 billion
•	GAAP earnings per share: $3.45
•	Non-GAAP earnings per share: $4.56
•	Cash flow from operations: $800.5 million
•	Cash and cash equivalents: $728.6 million

MOUNTAIN VIEW, Calif. – Dec. 4, 2019 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its fourth quarter and fiscal year 2019. Revenue for the fourth quarter was $851.1 million, compared to $795.1 million for the fourth quarter of fiscal 2018. Revenue for fiscal year 2019 was $3.361 billion, an increase of 7.7 percent from $3.121 billion in fiscal year 2018.

“Fiscal 2019 was another outstanding year for Synopsys. Even as we navigated several external challenges, we significantly exceeded our beginning-of-year plan, and delivered strong growth in revenue, non-GAAP operating margin, earnings-per-share, and cash flow, and across both operating segments. We also returned $329 million to shareholders via stock repurchases,” said Aart de Geus, chairman and co-CEO of Synopsys. “Against a challenging global market backdrop, design activity remains strong. Our unrelenting innovation push has resulted in stronger-than-ever platforms, which are driving notable benchmark wins and increased competitive displacements. As we move into 2020, well on our way to our next milestone of $4 billion in revenue and beyond, we are targeting solid revenue growth, continued non-GAAP operating margin expansion, mid-teens non-GAAP earnings per share growth, and strong cash flow.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the fourth quarter of fiscal 2019 was $160.7 million, or $1.04 per share, compared to $254.3 million, or $1.66 per share, for the fourth quarter of fiscal 2018. GAAP net income for fiscal year 2019 was $532.4 million, or $3.45 per share, compared to $432.5 million, or $2.82 per share, for fiscal year 2018.

Non-GAAP Results

On a non-GAAP basis, net income for the fourth quarter of fiscal 2019 was $177.1 million, or $1.15 per share, compared to non-GAAP net income of $119.6 million, or $0.78 per share, for the fourth quarter of fiscal 2018. Non-GAAP net income for fiscal year 2019 was $702.5 million, or $4.56 per share, compared to non-GAAP net income of $599.7 million, or $3.91 per share, for fiscal year 2018.

For a reconciliation between GAAP and non-GAAP results, see “GAAP to Non-GAAP Reconciliation” and the accompanying tables below.

Business Segments

Synopsys reports revenue and operating income in two segments: (1) Semiconductor & System Design, which includes EDA tools, IP products, system integration solutions and associated services, and (2) Software Integrity, which includes security and quality solutions for software development across many industries. Further information regarding these segments is provided at the end of this press release.

Financial Targets

Synopsys also provides its consolidated financial targets for the first quarter and full fiscal year 2020. These financial targets do not assume any revenue from companies currently on the U.S. government’s “Entity List.” These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

First Quarter and Fiscal Year 2020 Financial Targets

(in millions except per share amounts)

	Q1 2020		FY 2020
	Low	High	Low	High
Revenue	$805	$835	$3,600	$3,650
GAAP Expenses	$715	$744	$2,934	$2,983
Non-GAAP Expenses	$635	$655	$2,630	$2,660
Other Income (Expense)	$(5)	$(3)	$(16)	$(12)
Normalized Annual Tax Rate (1)	16%	16%	16%	16%
Outstanding Shares (fully diluted)	153	156	153	156
GAAP EPS	$0.43	$0.54	$3.72	$3.90
Non-GAAP EPS	$0.89	$0.94	$5.18	$5.25
Operating Cash Flow			$800	$825

(1)	Applied in non-GAAP net income calculations

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available on Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-866-207-1041 (+1-402-970-0847 for international callers), access code 1966519, beginning at 5:00 p.m. Pacific Time today, until 11:59 p.m. Pacific Time on December 11, 2019. A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the first quarter of fiscal year 2020 in February 2020. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Trac Pham, chief financial officer, on its website following today’s call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, also posted on the corporate website.

Effectiveness of Information

The targets included in this press release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ corporate website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call, the financial supplement, and the corporate overview presentation will remain available on Synopsys’ website through the date of the first quarter fiscal year 2020 earnings call in February 2020, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the first quarter of fiscal year 2020 or comment to analysts or investors on, or otherwise update, the targets given in this release.

Availability of Final Financial Statements

Synopsys will include final financial statements for fiscal year 2019 in its annual report on Form 10-K to be filed by January 1, 2020.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As the world’s 15th largest software company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and is also growing its leadership in software security and quality solutions. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing applications that require the highest security and quality, Synopsys has the solutions needed to deliver innovative, high-quality, secure products. Learn more at www.synopsys.com.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) restructuring charges, (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, (vi) the various income tax impacts prompted by the Tax Cut and Jobs Act of 2017 enacted on December 22, 2017 (“U.S. Tax Reform”), including the income tax related to transition tax and the tax rate change, and (vii) the income tax effect of non-GAAP pre-tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods.

Synopsys utilizes a normalized annual non-GAAP tax rate in the calculation of its non-GAAP measures to provide better consistency across interim reporting periods by eliminating the effects of non-recurring and period-specific items such as tax audit settlements, which can vary in size and frequency and not necessarily reflect our normal operations, and to more clearly align our tax rate with our expected geographic earnings mix. In projecting this rate, we evaluate our historical and projected mix of U.S. and international profit before tax, excluding the impact of stock-based compensation, the amortization of purchased intangibles and other non-GAAP adjustments described above. We also consider other factors including our current tax structure, our existing tax positions, and expected recurring tax incentives, such as the U.S. federal research and development tax credit. On an annual basis we re-evaluate this rate for significant events that may materially affect our projections. Based upon our review, our projected normalized annual non-GAAP tax rate remains 16% through fiscal year 2021. We will re-evaluate this rate on an annual basis, but further regulatory guidance regarding specific parts of U.S. Tax Reform could materially change our projections. Notwithstanding the foregoing, we excluded from the normalized annual non-GAAP tax rate unusual and infrequent events, such as tax audit settlements and certain impacts of U.S. Tax Reform as described above.

Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below, as well as Item 2.02 of the Current Report on Form 8-K filed on December 4, 2019 for additional information about the measures Synopsys uses to evaluate its core business operations.

Reconciliation of Fourth Quarter and Fiscal Year 2019 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter and Fiscal Year 2019 Results (1)

(unaudited and in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2019	2018	2019	2018
GAAP net income	$160,714	$254,328	$532,367	$432,518
Adjustments:
Amortization of intangible assets	23,776	35,126	100,914	125,664
Stock compensation	40,174	37,492	155,001	140,032
Acquisition-related costs	1,782	1,557	5,730	21,179
Restructuring charges	13,440	11,028	47,186	12,945
Legal matters	—	—	(18,000)	26,000
Income tax related to transition tax	—	(10,327)	—	63,107
Income tax related to tax rate change	—	5,439	—	51,075
Income tax related to tax restructuring	—	(171,979)	—	(171,979)
Tax settlement	—	—	17,418	—
Tax adjustments	(62,818)	(43,082)	(138,093)	(100,796)

Non-GAAP net income	$177,068	$119,582	$702,523	$599,745

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2019	2018	2019	2018
GAAP diluted net income per share	$1.04	$1.66	$3.45	$2.82
Adjustments:
Amortization of intangible assets	0.15	0.23	0.65	0.82
Stock compensation	0.26	0.24	1.01	0.91
Acquisition-related costs	0.01	0.01	0.04	0.14
Restructuring charges	0.09	0.07	0.31	0.08
Legal matters	—	—	(0.12)	0.17
Income tax related to transition tax	—	(0.07)	—	0.41
Income tax related to tax rate change	—	0.04	—	0.33
Income tax related to tax restructuring	—	(1.12)	—	(1.12)
Tax settlement	—	—	0.11	—
Tax adjustments	(0.40)	(0.28)	(0.89)	(0.65)

Non-GAAP diluted net income per share	$1.15	$0.78	$4.56	$3.91

Shares used in computing diluted net income per share amounts	154,532	153,038	154,190	153,393

(1)

Synopsys’ fourth quarter of fiscal year 2019 and 2018 ended on November 2, 2019 and November 3, 2018, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal 2018 included an extra week.

Reconciliation of 2020 Targets

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP targets for the periods indicated below.

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2020 Targets (1)

(in thousands, except per share amounts)

	Range for Three Months
	Ending January 31, 2020
	Low	High
Target GAAP expenses	$715,000	$744,000
Adjustments:
Estimated impact of amortization of intangible assets	(22,000)	(25,000)
Estimated impact of stock compensation	(49,000)	(52,000)
Estimated impact of restructuring charges	(9,000)	(12,000)

Target non-GAAP expenses	$635,000	$655,000

	Range for Three Months
	Ending January 31, 2020
	Low	High
Target GAAP earnings per share	$0.43	$0.54
Adjustments:
Estimated impact of amortization of intangible assets	0.16	0.14
Estimated impact of stock compensation	0.34	0.32
Estimated impact of restructuring charges	0.08	0.06
Estimated impact of tax adjustments	(0.12)	(0.12)

Target non-GAAP earnings per share	$0.89	$0.94

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2020 Targets (1)

(in thousands, except per share amounts)

	Range for Fiscal Year
	October 31, 2020
	Low	High
Target GAAP expenses	$2,934,000	$2,983,000
Adjustments:
Estimated impact of amortization of intangible assets	(83,000)	(88,000)
Estimated impact of stock compensation	(212,000)	(217,000)
Estimated impact of restructuring charges	(9,000)	(18,000)

Target non-GAAP expenses	$2,630,000	$2,660,000

	Range for Fiscal Year
	October 31, 2020
	Low	High
Target GAAP earnings per share	$3.72	$3.90
Adjustments:
Estimated impact of amortization of intangible assets	0.57	0.54
Estimated impact of stock compensation	1.40	1.37
Estimated impact of restructuring charges	0.12	0.06
Impact of tax adjustments	(0.63)	(0.62)

Target non-GAAP earnings per share	$5.18	$5.25

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

(1)	Synopsys’ first fiscal quarter and fiscal year will end on February 1, 2020 and October 31, 2020, respectively. For presentation purposes, we refer to the closest calendar month end.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including, but not limited to, financial targets for the first quarter and full fiscal year 2020, as well as statements related to our long-term revenue, non-GAAP EPS and non-GAAP operating margin objectives, and the expected impact of the U.S. government action on our results. These statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Accordingly, we caution stockholders and prospective investors not to place undue reliance on these statements. Such risks, uncertainties and factors include, but are not limited to: additional administrative, legislative or regulatory action by the U.S. or foreign governments, such as the imposition of additional tariffs or export restrictions, which could further interfere with our ability to provide products and services in certain countries; the response by current or potential customers and their willingness to purchase products and services from us in the future; uncertainty in the growth of the semiconductor and electronics industries; consolidation among our customers and our dependence on a relatively small number of large customers; uncertainty in the global economy; fluctuation of our operating results; increased variability in our revenue due to the adoption of ASC 606, including the resulting increase in recognizing upfront revenue as a percentage of total revenue; our highly competitive industries and our ability to meet our customers’ demand for innovative technology at lower costs; risks and compliance obligations relating to the global nature of our operations; cybersecurity threats or other security breaches; our ability to protect our proprietary technology; our ability to realize the potential financial or strategic benefits of acquisitions we complete; our ability to carry out our new product and technology initiatives; investment of more resources in research and development than anticipated; increased risks resulting from an increase in sales of our hardware products, including increased variability in upfront revenue; changes in accounting principles or standards; changes in our effective tax rate; liquidity requirements in our U.S. operations; claims that our products infringe on third-party intellectual property rights; litigation; product errors or defects; the ability to obtain licenses to third-party software and intellectual property on reasonable terms or at all; the ability to timely recruit and retain senior management and key employees; the inherent limitations on the effectiveness of our controls and compliance programs; the impairment of our investment portfolio by the deterioration of capital markets; the accuracy of certain assumptions, judgments and estimates that affect amounts reported in our financial statements; and the impact of catastrophic events. More information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings it makes with the Securities and Exchange Commission from time to time, including in the sections entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended October 31, 2018 and its latest Quarterly Report on Form 10-Q. The information provided herein is as of December 4, 2019. Synopsys undertakes no duty, and does not intend, to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

###

SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2019	2018	2019	2018
Revenue:
Time-based products	$548,375	$605,561	$2,197,965	$2,303,317
Upfront products	168,325	66,555	619,791	357,698
Maintenance and service	134,381	122,966	542,938	460,043

Total revenue	851,081	795,082	3,360,694	3,121,058
Cost of revenue:
Products	112,964	113,400	459,127	448,430
Maintenance and service	56,083	52,760	234,196	203,434
Amortization of intangible assets	13,696	24,422	59,623	84,034

Total cost of revenue	182,743	190,582	752,946	735,898

Gross margin	668,338	604,500	2,607,748	2,385,160
Operating expenses:
Research and development	290,503	290,875	1,136,932	1,084,822
Sales and marketing	161,170	167,325	632,890	622,978
General and administrative	63,424	63,043	229,218	262,560
Amortization of intangible assets	10,080	10,704	41,291	41,630
Restructuring charges	13,440	11,028	47,186	12,945

Total operating expenses	538,617	542,975	2,087,517	2,024,935

Operating income	129,721	61,525	520,231	360,225
Other income (expense), net	1,902	(9,277)	25,275	3,318

Income before income taxes	131,623	52,248	545,506	363,543
Provision (benefit) for income taxes	(29,091)	(202,080)	13,139	(68,975)

Net income	$160,714	$254,328	$532,367	$432,518

Net income per share:
Basic	$1.07	$1.71	$3.55	$2.90
Diluted	$1.04	$1.66	$3.45	$2.82

Shares used in computing per share amounts:
Basic	150,367	149,148	149,872	149,036

Diluted	154,532	153,038	154,190	153,393

(1)

Synopsys’ fourth quarter of fiscal year 2019 and 2018 ended on November 2, 2019 and November 3, 2018, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal 2018 included an extra week.

SYNOPSYS, INC.

Unaudited Reconciliation of Consolidated Statements of Operations

Under ASC 606 & ASC 605 (1)

(in thousands, except per share amounts)

	Three Months Ended
	October 31, 2019
	As reported under ASC 606	Adjustments	Balances under ASC 605
Revenue:
Time-based products	$548,375	$48,682	$597,057
Upfront products	168,325	(84,288)	84,037
Maintenance and service	134,381	(16,330)	118,051

Total revenue	851,081	(51,936)	799,145
Cost of revenue:
Products	112,964		112,964
Maintenance and service	56,083		56,083
Amortization of intangible assets	13,696		13,696

Total cost of revenue	182,743	—	182,743

Gross margin	668,338	(51,936)	616,402
Operating expenses:
Research and development	290,503		290,503
Sales and marketing	161,170	(6,274)	154,896
General and administrative	63,424		63,424
Amortization of intangible assets	10,080		10,080
Restructuring charges	13,440		13,440

Total operating expenses	538,617	(6,274)	532,343

Operating income	129,721	(45,662)	84,059
Other income (expense), net	1,902	—	1,902

Income before income taxes	131,623	(45,662)	85,961
Provision (benefit) for income taxes	(29,091)	(6,301)	(35,392)

Net income (loss)	$160,714	$(39,361)	$121,353

Net income (loss) per share:
Basic	$1.07	$(0.26)	$0.81
Diluted	$1.04	$(0.25)	$0.79

Shares used in computing per share amounts:
Basic	150,367		150,367

Diluted	154,532		154,532

(1)	Synopsys’ fourth quarter of fiscal year 2019 ended on November 2, 2019. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Reconciliation of Consolidated Statements of Operations

Under ASC 606 & ASC 605 (1)

(in thousands, except per share amounts)

	Twelve Months Ended
	October 31, 2019
	As reported under ASC 606	Adjustments	Balances under ASC 605
Revenue:
Time-based products	$2,197,965	$206,904	$2,404,869
Upfront products	619,791	(235,398)	384,393
Maintenance and service	542,938	(74,037)	468,901

Total revenue	3,360,694	(102,531)	3,258,163
Cost of revenue:
Products	459,127		459,127
Maintenance and service	234,196		234,196
Amortization of intangible assets	59,623		59,623

Total cost of revenue	752,946	—	752,946

Gross margin	2,607,748	(102,531)	2,505,217
Operating expenses:
Research and development	1,136,932		1,136,932
Sales and marketing	632,890	4,121	637,011
General and administrative	229,218		229,218
Amortization of intangible assets	41,291		41,291
Restructuring charges	47,186		47,186

Total operating expenses	2,087,517	4,121	2,091,638

Operating income	520,231	(106,652)	413,579
Other income (expense), net	25,275	—	25,275

Income before income taxes	545,506	(106,652)	438,854
Provision (benefit) for income taxes	13,139	(18,499)	(5,360)

Net income (loss)	$532,367	$(88,153)	$444,214

Net income (loss) per share:
Basic	$3.55	$(0.59)	$2.96
Diluted	$3.45	$(0.57)	$2.88

Shares used in computing per share amounts:
Basic	149,872		149,872

Diluted	154,190		154,190

(1)	Synopsys’ fiscal year 2019 ended on November 2, 2019. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	October 31, 2019	October 31, 2018
ASSETS:
Current assets:
Cash and cash equivalents	$728,597	$723,115
Accounts receivable, net	553,895	554,217
Inventories	141,518	122,407
Income taxes receivable and prepaid taxes	24,855	76,525
Prepaid and other current assets	290,052	67,533

Total current assets	1,738,917	1,543,797
Property and equipment, net	429,532	309,310
Goodwill	3,171,179	3,143,249
Intangible assets, net	279,374	360,404
Long-term prepaid taxes	15,503	138,312
Deferred income taxes	390,129	404,166
Other long-term assets	380,526	246,736

Total assets	$6,405,160	$6,145,974

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$506,459	$578,326
Accrued income taxes	15,904	27,458
Deferred revenue	1,212,476	1,152,862
Short-term debt	17,614	343,769

Total current liabilities	1,752,453	2,102,415
Long-term accrued income taxes	29,911	50,590
Long-term deferred revenue	90,102	116,859
Long-term debt	120,093	125,535
Other long-term liabilities	323,725	265,560

Total liabilities	2,316,284	2,660,959
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 150,331 and 149,265 shares outstanding, respectively	1,503	1,493
Capital in excess of par value	1,635,455	1,644,830
Retained earnings	3,164,144	2,543,688
Treasury stock, at cost: 6,930 and 7,996 shares, respectively	(625,642)	(597,682)
Accumulated other comprehensive income (loss)	(92,447)	(113,177)

Total Synopsys stockholders’ equity	4,083,013	3,479,152
Non-controlling interest	5,863	5,863

Total stockholders’ equity	4,088,876	3,485,015

Total liabilities and stockholders’ equity	$6,405,160	$6,145,974

(1)	Synopsys’ fiscal year 2019 and 2018 ended on November 2, 2019 and November 3, 2018, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Year Ended October 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$532,367	$432,518
Adjustments to reconcile net income to net cash provided by
operating activities:
Amortization and depreciation	201,676	209,207
Amortization of capitalized costs to obtain revenue contracts	62,750	—
Stock compensation	155,001	140,032
Allowance for doubtful accounts	11,669	3,368
(Gain) loss on sale of property and investments	(4,052)	(93)
Deferred income taxes	(82,620)	(210,310)
Net changes in operating assets and liabilities, net of
acquired assets and liabilities:
Accounts receivable	(8,575)	(95,785)
Inventories	(19,243)	(66,509)
Prepaid and other current assets	(49,779)	(12,652)
Other long-term assets	(124,895)	(25,908)
Accounts payable and accrued liabilities	(19,280)	49,043
Income taxes	19,777	(103,841)
Deferred revenue	125,717	105,329

Net cash provided by operating activities	800,513	424,399

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	—	12,449
Proceeds from sales of long-term investments	6,361	494
Purchases of long-term investments	(3,245)	(3,561)
Proceeds from sales of property and equipment	—	1,662
Purchases of property and equipment	(198,129)	(98,976)
Cash paid for acquisitions and intangible assets, net of cash acquired	(36,605)	(652,643)
Capitalization of software development costs	(4,259)	(2,950)

Net cash used in investing activities	(235,877)	(743,525)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facilities	192,897	620,635
Repayment of debt	(524,063)	(295,313)
Issuances of common stock	156,364	123,829
Payments for taxes related to net share settlement of equity awards	(57,143)	(45,772)
Purchases of treasury stock	(329,185)	(400,000)
Other	(762)	1,759

Net cash (used in) provided by financing activities	(561,892)	5,138
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,782	(11,086)

Net change in cash, cash equivalents and restricted cash	5,526	(325,074)
Cash, cash equivalents and restricted cash, beginning of year	725,001	1,050,075

Cash, cash equivalents and restricted cash, end of year	$730,527	$725,001

(1)

Synopsys’ fiscal year 2019 and 2018 ended on November 2, 2019 and November 3, 2018, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal 2018 included an extra week.

SYNOPSYS, INC.

Business Segment Reporting (1)

(in millions)

	FY18	Q4’19	FY19
	ASC 605	ASC 606	ASC 606
Revenue by segment (3)
- Semiconductor & System Design	$2,840.6	$765.8	$3,026.1
% of Total	91.0%	90.0%	90.0%
- Software Integrity	$280.5	$85.3	$334.6
% of Total	9.0%	10.0%	10.0%
Total segment revenue	$3,121.1	$851.1	$3,360.7

Adjusted operating income by segment (3)
- Semiconductor & System Design	$701.3	$202.1	$806.6
- Software Integrity	$(10.6)	$9.4	$32.2
Total adjusted segment operating income	$690.7	$211.5	$838.8

Adjusted operating margin by segment (3)
- Semiconductor & System Design	24.7%	26.4%	26.7%
- Software Integrity	(3.8%)	11.0%	9.6%
Total adjusted segment operating margin	22.1%	24.8%	25.0%

Total Adjusted Segment Operating Income Reconciliation (1)(2)

(in millions)

	Twelve Months Ended	Three Months Ended	Twelve Months Ended
	October 31, 2018 (3)	October 31, 2019 (3)	October 31, 2019 (3)
	ASC 605	ASC 606	ASC 606
GAAP total operating income – as reported	$360.2	$129.7	$520.2
Other expenses managed at consolidated level
-Amortization of intangible assets	125.7	23.8	100.9
-Stock compensation	140.0	40.2	155.0
-Fair value changes in executive deferred compensation plan	4.6	2.6	27.8
-Acquisition-related costs	21.2	1.8	5.7
-Restructuring	12.9	13.4	47.2
-Legal matters	26.0	—	(18.0)

Total adjusted segment operating income	$690.7	211.5	$838.8

(1)

Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Quarterly variability, which increases as a result of ASC 606, should be expected.

(2)

These segment results are consistent with the information required by ASC 280, Segment Reporting. They are presented to reflect the information that is considered by Synopsys’ chief operating decision maker (CODM) to evaluate the operating performance of its segments. The CODM does not allocate certain operating expenses managed at a consolidated level to our reportable segments, and as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table above. Amounts may not foot due to rounding.

(3)

Synopsys’ fourth quarter of fiscal year 2019 ended on November 2, 2019, and its fiscal year 2018 ended on November 3, 2018. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal 2018 included an extra week.